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                                                                      EXHIBIT 11


                       COMPUTATION OF EARNINGS PER SHARE
              (Dollars and share amounts in thousands, except per
                                  share data)
                                  (Unaudited)


                                                             Three Months Ended               Six Months Ended
                                                                   June 30                         June 30
                                                              1997        1996                 1997           1996
                                                           ------------------------         ------------------------
Net income ..........................................      $  1,415        $  5,748         $  8,098        $ 11,205
Preferred stock dividend ............................             -            (149)               -            (298)
Modified treasury stock method adjustment ...........           224             186              379             376
                                                           ------------------------         ------------------------
                                                           $  1,639        $  5,785         $  8,477        $ 11,283
                                                           ========================         ========================




Average common shares outstanding ...................        39,883          36,168           39,745          35,706
Common stock equivalents ............................        14,388          13,153           16,265          13,180
                                                           ------------------------         ------------------------
Weighted average common shares outstanding ..........        54,271          49,321           56,010          48,886
                                                           ========================         ========================


Primary and fully diluted earnings per common share..      $   0.03        $   0.12         $   0.15        $   0.23
                                                           ========================         ========================




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